EXHIBIT 99.1

SP Bancorp, Inc. Quarterly Earnings and Conference Call February 14, 2011

PLANO, Texas, Feb. 10, 2011 (GLOBE NEWSWIRE) -- SP Bancorp, Inc. (Nasdaq:SPBC) will announce fourth quarter 2010 earnings and host a conference call on Monday, February 14, 2011.

Earnings Release

SP Bancorp, Inc.'s earnings release will be available at approximately 8:00 am (EST) on the internet at http://investor.shareplus.com.

Conference Call

Investors and analysts are invited to participate in a conference call beginning at 3:00 pm (EST). Jeff Weaver, President and CEO and Suzy Salls, Senior Vice President and Chief Financial Officer, will review the quarter's results and take your questions.

Conference call:	Domestic	(877) 417 - 5253
	International	(760) 298 - 5097
	Conference ID	43895290

Webcast

The conference call will also be webcast live on the Internet at http://investor.shareplus.com/events.cfm

Conference Call Playback

The conference call playback will be available after 6:00 p.m. (EST) on Monday, February 14, 2011, through 12:00 midnight on Friday, February 18th, 2011. Please dial 1-(800) 642-1687 (domestic) or (706) 645-9291 (international). The access code is 43895290. The conference call playback is also available on the Internet at http://investor.shareplus.com.

The SP Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7951

Please call SP Bancorp, Inc. Investor Relations if you have any questions.

CONTACT: Jeff Weaver
         (972)407-3677

         Diane Stephens
         (972)354-2839